Exhibit 15.4

13 May 2026 Amber International Holding Limited 1 Wallich Street #30-02 Guoco Tower Singapore 078881	21/F, 8 Queen’s Road Central, Central, Hong Kong Tel : +852 3700 4000 | Fax : +852 3700 4099 Partner Chan Ho Ming Lau Yeung Yeung www.hmchan.com.hk Our Ref: HMC102-036.AL

Dear Sirs,

Form 20-F of Amber International Holding Limited for the year ended 31 December 2025

We have acted as legal advisers as to the laws of Hong Kong to Amber International Holding Limited, a Cayman Islands exempted company incorporated with limited liability (the “Company”), in connection with the filing by the Company with the United States Securities and Exchange Commission (the “SEC”) of an annual report on Form 20-F for the year ended 31 December 2025 (“Form 20-F”).

We hereby consent to the reference of our name under the heading, “Enforceability of Civil Liabilities – Hong Kong”, “Item 4. Information on the Company – B. Business Overview – V. Regulation – Hong Kong,” “Item 5B. Liquidity and Capital Resources – Holding Company Structure” and “Item 10. Additional Information – E. Taxation – Hong Kong Taxation” in the Form 20-F, and further consent to the incorporation of our opinions in the statements set forth in the Company’s Form 20-F to the extent related to Hong Kong law under the captions “Enforceability of Civil Liabilities – Hong Kong”, “, “Item 4. Information on the Company – B. Business Overview – V. Regulation – Hong Kong,” “Item 5B. Liquidity and Capital Resources – Holding Company Structure” and “Item 10. Additional Information – E. Taxation – Hong Kong Taxation”, and further consent to the incorporation by reference into the Company’s registration statements on Form S-8 (File No. 333-225568) that was filed on 12 June 2018, Form S-8 (File No. 333-227747) that was filed on 9 October 2018, Form S-8 (File No. 333-253596) that was filed on 26 February 2021, and Form S-8 (File No. 333-288385) that was filed on 27 June 2025. Save for the above, our consent is not to be read as extending, by implication or otherwise, to any other matter.

Yours faithfully,

/s/ H.M. Chan & Co
H.M. Chan & Co

H.M. Chan & Co is a firm of Hong Kong solicitors regulated by the Law Society of Hong Kong and practising Hong Kong law.

陈浩铭律师事务所是一家由香港律师会监管的律师事务所，并于香港执业法律。